UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2016

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800

Denver, CO 80203

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (303) 534-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

During the month of February 2016, Resolute Energy Corporation (together with its consolidated subsidiaries, the “Company”) was approached by certain holders of the Company’s outstanding 8.50% Senior Notes due 2020 (the “Notes”) issued under that certain Indenture, dated as of April 25, 2012, among the Company, certain of its subsidiaries, and the trustee thereunder (as amended, restated, supplemented, or otherwise modified from time to time, the “Indenture”), to engage in discussions with the Company regarding a potential debt exchange, financing or other transaction involving the Notes (any one or more of the foregoing, a “Possible Transaction”). The Company executed various confidentiality agreements (as amended, the “Confidentiality Agreements”) with such noteholders and other holders of the Notes (together, the “Noteholders”) to facilitate discussions concerning such Possible Transaction.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose any material non-public information disclosed to the Noteholders, upon the occurrence of certain events set forth in the Confidentiality Agreement. The Company and the Noteholders have not to date reached an agreement on the terms of a Possible Transaction and discussions with the Noteholders regarding the terms of a Possible Transaction are not ongoing at this time.  A copy of the last proposed term sheet delivered by the Company to certain Noteholders, dated April 4, 2016, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the last proposed term sheet delivered by certain Noteholders to the Company, dated April 5, 2016, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.  Proposed term sheets substantially similar to those attached as exhibits were also exchanged with other Noteholders. Additionally, in connection with such negotiations, the Company disclosed to certain Noteholders that its restricted payment capacity under Section 4.08(a)(C) of the Indenture as of year-end 2015 was approximately $95 million, provided however that the Company’s use of its restricted payment capacity is limited by the terms of its first and second lien credit facilities.  The Company has terminated all discussions with Noteholders regarding any Possible Transaction but may engage in other such discussions in the future on similar or different terms than those reflected in the term sheets attached to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Proposed Term Sheet from Company to Noteholders dated April 4, 2016.
Exhibit 99.2	Proposed Term Sheet from Noteholders to Company dated April 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2016	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
Name: James M. Piccone
Title: President

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Proposed Term Sheet from Company to Noteholders dated April 4, 2016.
99.2	Proposed Term Sheet from Noteholders to Company dated April 5, 2016.